Elevation Series Trust N-14

Exhibit 99.9(b)

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company

Legal Division - Global Services Americas \

1 Congress Street

Boston, MA 02114

Re: TrueShares Structured Outcome (January) ETF (“JANZ”), TrueShares Structured Outcome (February) ETF (“FEBZ”), TrueShares Structured Outcome (March) ETF (“MARZ”), TrueShares Structured Outcome (April) ETF (“APRZ”), TrueShares Structured Outcome (May) ETF (“MAYZ”), TrueShares Structured Outcome (June) ETF (“JUNZ”), TrueShares Structured Outcome (July) ETF (“JULZ”), TrueShares Structured Outcome (August) ETF (“AUGZ”), TrueShares Structured Outcome (September) ETF (“SEPZ”), TrueShares Structured Outcome (October) ETF (“OCTZ”), TrueShares Structured Outcome (November) ETF (“NOVZ”), TrueShares Structured Outcome (December) ETF (“DECZ”), RiverNorth Patriot ETF (“FLDZ”), RiverNorth Enhanced Pre-Merger SPAC ETF (“SPCZ”), RiverNorth Opal Dividend Income ETF (“DIVZ”), TrueShares Technology, AI, & Deep Learning ETF (“LRNZ”), TrueShares Active Yield ETF (“ERNZ”), TrueShares Eagle Global Renewable Energy Income ETF (“RNWZ”), RiverNorth Active Income ETF (“CEFZ”), Vulcan Value Partners Fund (“VPF”) and Vulcan Value Partners Small Cap Fund (“VSCF”) (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Funds have been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 29.15.2, the Additional Clients provision, of the Custody Agreement dated as of September 2, 2022, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Funds hereby request that State Street act as Custodian for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Funds hereby confirm, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Funds.

Sincerely,

Elevation Series Trust

on behalf of:

TrueShares Structured Outcome (January) ETF, TrueShares Structured Outcome (February) ETF, TrueShares Structured Outcome (March) ETF, TrueShares Structured Outcome (April) ETF, TrueShares Structured Outcome (May) ETF, TrueShares Structured Outcome (June) ETF, TrueShares Structured Outcome (July) ETF, TrueShares Structured Outcome (August) ETF, TrueShares Structured Outcome (September) ETF, TrueShares Structured Outcome (October) ETF, TrueShares Structured Outcome (November) ETF, TrueShares Structured Outcome (December) ETF, RiverNorth Patriot ETF, RiverNorth Enhanced Pre-Merger SPAC ETF, RiverNorth Opal Dividend Income ETF, TrueShares Technology, AI, & Deep Learning ETF, TrueShares Active Yield ETF, TrueShares Eagle Global Renewable Energy Income ETF, RiverNorth Active Income ETF, Vulcan Value Partners Fund and Vulcan Value Partners Small Cap Fund

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Information Classification: Limited Access

Appendix A

List of Funds and CustodianEntities

Fund Name	Jurisdiction of formation
SRH U.S. Quality ETF	Delaware
Sovereign's Capital Flourish Fund	Delaware
SRH REIT Covered Call ETF	Delaware
TrueShares Quarterly Bull Hedge ETF	Delaware
TrueShares Quarterly Bear Hedge ETF	Delaware
Clough Hedged Equity ETF	Delaware
Clough Select Equity ETF	Delaware
RiverNorth Active Income ETF*	Delaware
Clough Short Duration ETF*	Delaware
Clough Flexible Income ETF*	Delaware
TrueShares Seasonality Laddered Buffered ETF	Delaware
The Opal International Dividend Income ETF	Delaware
TrueShares Structured Outcome (January) ETF*	Delaware
TrueShares Structured Outcome (February) ETF*	Delaware
TrueShares Structured Outcome (March) ETF*	Delaware
TrueShares Structured Outcome (April) ETF*	Delaware
TrueShares Structured Outcome (May) ETF*	Delaware
TrueShares Structured Outcome (June) ETF*	Delaware
TrueShares Structured Outcome (July) ETF*	Delaware
TrueShares Structured Outcome (August) ETF*	Delaware
TrueShares Structured Outcome (September) ETF*	Delaware
TrueShares Structured Outcome (October) ETF*	Delaware
TrueShares Structured Outcome (November) ETF*	Delaware
TrueShares Structured Outcome (December) ETF*	Delaware
RiverNorth Patriot ETF*	Delaware
RiverNorth Enhanced Pre-Merger SPAC ETF *	Delaware
RiverNorth Opal Dividend Income ETF*	Delaware
TrueShares Technology, AI, & Deep Learning ETF*	Delaware
TrueShares Active Yield ETF*	Delaware
TrueShares Eagle Global Renewable Energy Income ETF*	Delaware
Vulcan Value Partners Fund*	Delaware
Vulcan Value Partners Small Cap Fund*	Delaware

*effective upon commencement

Information Classification: Limited Access